Exhibit 99.B(j)

Consent of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders

SEI Alpha Strategy Portfolios, LP:

We consent to the use of our report dated July 27, 2012, with respect to the financial statements of the SEI Alpha Strategy Portfolios, LP, comprising the SEI LIBOR Plus Portfolio, as of May 31, 2012, incorporated herein by reference and to the references to our firm under the headings “Other Service Providers” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania

September 28, 2012